Exhibit 99.1

Gulf Resources Reports 2022 Results and Provides Business and Strategic Plan Outlook

SHOUGUANG, China, March 31, 2023 (GLOBE NEWSWIRE) -- Gulf Resources, Inc. (Nasdaq: GURE) ("Gulf Resources", "we," or the "Company"), a leading manufacturer of bromine, crude salt and specialty chemical products in China, today reports results for fiscal year 2022 and provides updates on its business segments and corporate strategies.

During 2022, revenues increased 20% to $66,094,486. Gross profits increased 34% to $37,425,334. Profits from operations increased 216% to $16,481,696. Net income per share was $1.00 versus a loss of ($0.09) per share. Despite negative foreign currency translation adjustment of $24,886,118, which impacted all balance sheet items, ending cash was $108,226,214 ($10.37* per share), working capital was $107,649,606. Net net cash (cash minus all liabilities) per share was $8.38*.

The following are the financial highlights from 2022:

Revenues and Income

•	Revenue for 2022 increased 20% to $66,094,486 from $55,030,586

•	Cost of net revenues increased 6% to $28,669,152 from $27,132,372

•	Gross Profit increased 34% to $37,425,334 from $27,898,214.

•	Direct labor and factory overhead incurred during plant shutdown increased 12% to $12,002,629.

•	G&A expenses declined 37% to $6,028,079, largely because of share grants to management in 2021.

•	Profits from operations increased 216% to $16,481,696 from $5,210,870.

•	Income before taxes increased 210% to $16,646,435 from $5,373,500.

•	After Tax income was $10,059,450 compared to a loss of ($924,718).

•	Net income per share was $1.00 compared to a loss of ($0.09) in the previous year.

•	Shares outstanding were 10,431,924 in 2022 versus 10,471,924 in 2021.

Cash Flow

•	Cash flow provided by operating Activities was $51,149,065 compared to $23,311,169 in in the previous year. This was primarily due to depreciation & amortization of approximately $26.78 million, net income of approximately $10.06 million, a decrease in accounts receivable of approximately $8.2 million and a decrease in deferred taxes of $6.59 million.

•	Net cash used in investing activities was $37,560,932 compared to $30,093,140 in the previous year.

•	For the fiscal year 2022, the Company had a negative foreign currency translation adjustment of $24,886,118 versus a positive adjustment of $7,405,582 in the previous year. This adjustment impacts all balance sheet translations into U.S. dollars.

Balance Sheet

•	Despite the large impact of the foreign currency translation loss, our cash increased $12,458,951 to $108,226,214.

•	Cash per share was $10.37* based on 10,431,924 shares outstanding.

•	Current Assets were $119,425,371

•	Current liabilities were $11,775,765.

•	Working capital was $107,649,606. Working capital per share was $10.32*.

•	Net net cash (cash minus all liabilities) was $87,413,077 or $8.38* per share.

Operations by Segment

Bromine

•	Net revenue in bromine increased by 21% to $58,964,941.

•	Volume increased 6% and the average selling price increased 14%.

•	The cost of net revenue increased 10% to $25,087,171. A significant portion of the increase was due to the reallocation of costs between bromine and crude salt related to the creation of our new crude salt subsidiary.

•	Income from operations from our bromine segment was $17,905,181 for the fiscal year 2022, compared to an income of $13,364,649 in the same period in 2021. The increase in income was primarily due to a 14% increase in average selling price partially offset by additional cost allocations from the new divisional structure.

Crude Salt

•	Net revenue from our crude salt increased by 15% to $6,996,552.

•	Volume increased 1.5%, while the average selling price increased by 13%.

•	The cost of net revenue declined 16% to $3,581,567, largely related to the reallocation of costs between bromine and crude salt related to the creation of our new crude salt subsidiary.

•	Income from operations was $2,301,885 for fiscal year 2022, compared to a loss of $1,078,320 in the same period in 2021. The reason for this was due to an increase in selling price, a small increase in volume, and a decrease in cost allocations from the new divisional structure.

Chemicals

•	Our chemicals business had no revenues in either 2022 or 2021.

•	Loss from operations from our chemical products segment was $1,953,230 for the fiscal year 2022, compared to a loss of $2,550,561 in the same period in 2021.

Natural Gas and Brine

•	In 2022, we produced no revenue from our project in Sichuan Province, but we did lease out some equipment for revenue of $132,993.

•	Loss from operations from our natural gas segment was $148,099 for the fiscal year 2022, compared to a loss of $167,139 in the same period in 2021.

Business and Strategic Plan Outlook

Bromine & Crude Salt
Since the beginning of 2023, bromine prices have declined by approximately 40%. There are several reasons for the decline. Economic conditions in China as well as the rest of the world have slowed. Many of our customers have had their factories closed for Chinese New Year as well as for COVID restrictions, and demand for fire retardants for export have decreased due to the lockdown. The export of some other bromine downstream products have also decreased. With the lockdown in China, many fewer people used disinfectants because they were home instead of going to work or school. Producers of disinfectants and retailers had geared up for continued high demand, and the lockdown was a surprise.

The Company remains optimistic about bromine business. Some bromine factories in China have been permanently closed. Some others, like our factories #2 and #10, have not opened. There have been a few new discoveries of bromine, and the decline in the Chinese RMB against the USD has made bromine imports more expensive. Over time, the Company expects a return to bromine pricing.

The Company also expects and will try its best to receive approval to reopen one of its closed factories in 2023. The Company is continuing to work with the government on related issues.

Yuxin Chemical Factory
On March 23, 2023, the Company issued a press release detailing the delays in the opening of our Yuxin chemical factory due to COVID and stricter government regulations. As noted in the press release, the Company believes that once all of the equipment is delivered, it will take 3 to 4 months to get the equipment installed. After installation, the testing process is anticipated to take 2 to 3 months, after which we will be in a position to apply for environmental and safety approval. After we get the approval, it will take us 4 months to conduct trial production, and then we may start commercial production.

Natural Gas
As we have disclosed, The Company plans to proceed with its applications for the natural gas and brine project approvals with related government departments until after the governmental planning has been finalized the land and resource planning for Sichuan Province. Because of the complexities, we are discussing the possibility of a Joint Venture with the government of Daying County for the extraction of bromine water and related products. We believe such a Joint Venture could help us overcome some of the government related issues. We will keep investors informed of our progress.

Shareholder Value
Every quarter, our shareholders look at our balance sheet and ask why we cannot do more to enhance shareholder value by paying a dividend or buying back stock. Every quarter, we respond that China has significant restrictions on the export of cash and that we cannot get sufficient amounts of cash out of the country.

However, we are now trying to develop an alternate strategy. Some of the products that will be produced by our chemical factory, such as the materials for pharmaceuticals intermediaries, are actively exported from China to countries in Asia and around the world. We have formed a task force to analyze the potential of each of these products and markets, identify potential customer fits, and focus on the products these customers are interested in purchasing. When our chemical factory is ready for full production, we should also be ready to begin exporting some of our products. The export of chemical products may be able to afford us the financial flexibility to consider the type of actions our shareholders have been requesting.

Assessments for 2023 and Beyond
Because of the current conditions in China related to reopening after the lockdown as well as the delays in opening the Yuxin Chemical factory, the company will not at this time provide estimates for 2023.

However, the company does believe that the opportunities for long-term profitability have not been impacted by short-term issues. The company expects:

•	Bromine prices will recover and that it will try to open one of its closed factories for bromine and crude salt.

•	The company expects Yuxin chemicals may provide sales and profit once it is in full production.

•	The company expects Sichuan natural gas and brine business may be able to receive government approval.

•	With the opening of the Yuxin factory, the company try to plan and expects to be able to generate export sales which will enable it to gain the financial flexibility to consider shareholder value initiative programs.

(*These calculations are based on the number of shares issued and outstanding of 10,431,924 shares as of December 31, 2022)

Conference Call
Gulf Resources management will host a conference call on Monday, April 3, 2023 at 08:00 AM Eastern Time to discuss its fiscal year 2022 results ended December 31, 2022 and business and strategic plan outlook.

Mr. Xiaobin Liu, CEO of Gulf Resources, will be hosting the call. The Company management team will be available for investor questions following the prepared remarks.

To participate in this live conference call, please dial Toll Free +1 (888) 506-0062 five to ten minutes prior to the scheduled conference call time. International callers should dial +1 (973)-528-0011, and please reference to “Gulf Resources” or Participant Access Code: 351545 while dial in.

The webcasting is also available then, just simply click on the link below:
http://www.gulfresourcesinc.com/news-28.html

A replay of the conference call will be available two hours after the call's completion and expired by Monday, April 10, 2023. To access the replay, call +1 (877) 481-4010. International callers should call +1 (919) 882-2331. The Replay Passcode is 47964.

GULF RESOURCES, INC.
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Expressed in U.S. dollars)

	December 31, 2022	December 31, 2021
Current Assets
Cash	$108,226,214	$95,767,263
Accounts receivable, net	5,363,166	14,525,807
Inventories, net	1,598,572	691,111
Prepayments and deposits	4,236,782	4,450,037
Other receivables	637	644
Total current assets	119,425,371	115,434,862
Non-Current Assets
Property, plant and equipment, net	149,916,766	162,657,546
Finance lease right-of use assets	163,868	184,824
Operating lease right-of-use assets	8,098,427	8,311,127
Prepaid land leases, net of current portion	9,508,001	10,368,469
Deferred tax assets, net	5,318,909	12,900,034
Total non-current assets	173,005,971	194,422,000
Total Assets	$292,431,342	$309,856,862

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued expenses	$7,823,722	$10,530,776
Taxes payable-current	699,563	775,708
Amount due to a related Party	2,605,694	1,849,044
Finance lease liability, current portion	213,346	227,429
Operating lease liabilities, current portion	433,440	506,579
Total current liabilities	11,775,765	13,889,536
Non-Current Liabilities
Finance lease liability, net of current portion	1,461,721	1,770,526
Operating lease liabilities, net of current portion	7,575,651	7,557,583
Total non-current liabilities	9,037,372	9,328,109
Total Liabilities	20,813,137	23,217,645

Commitment and Contingencies	—	—

Stockholders’ Equity
PREFERRED STOCK; $0.001 par value; 1,000,000 shares authorized; none outstanding
COMMON STOCK; $0.0005 par value; 80,000,000 shares authorized; 10,717,754 and 10,517,754 shares issued; and 10,431,924 and 10,471,924 shares outstanding as of December 31, 2022 and 2021	24,476	24,376
Treasury stock; 285,830 and 45,830 shares as of December 31, 2022 and 2021 at cost	(1,372,673)	(510,329)
Additional paid-in capital	101,237,059	100,569,159
Retained earnings unappropriated	158,089,535	150,463,638
Retained earnings appropriated	26,667,097	24,233,544
Accumulated other comprehensive income (loss)	(13,027,289)	11,858,829
Total Stockholders’ Equity	271,618,205	286,639,217
Total Liabilities and Stockholders’ Equity	$292,431,342	$309,856,862

GULF RESOURCES, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME
(Expressed in U.S. dollars)

	Years Ended December 31,
	2022	2021

NET REVENUE	$66,094,486	$55,030,586

OPERATING COSTS AND EXPENSE
Cost of revenues	(28,669,152)	(27,132,372)
Sales and marketing expenses	(62,871)	(62,964)
Direct labor and factory overheads	(12,002,629)	(10,718,605)
General and administrative expenses	(6,028,079)	(9,525,235)
Other operating expense	(2,850,059)	(2,380,540
	(49,612,790)	(49,819,716)

INCOME FROM OPERATIONS	16,481,696	5,210,870

OTHER INCOME (EXPENSE)
Interest expense	(121,402)	(137,178)
Interest income	286,141	295,172
Other (income) expenses	—	4,636
INCOME BEFORE INCOME TAXES	16,646,435	5,373,500

INCOME TAX EXPENSE	(6,586,985)	(6,298,218)
NET INCOME (LOSS)	$10,059,450	$(924,718)

COMPREHENSIVE INCOME (LOSS):
NET INCOME (LOSS)	$10,059,450	$(924,718)
OTHER COMPREHENSIVE (LOSS) INCOME
- Foreign currency translation adjustments	(24,886,118)	7,405,582
TOTAL COMPREHENSIVE (LOSS) INCOME	$(14,826,668)	$6,480,864

BASIC AND DILUTED EARNINGS (LOSS) PER SHARE	$1.00	$(0.09)

BASIC AND DILUTED WEIGHTED AVERAGE NUMBER OF SHARES:	10,038,982	10,471,924

GULF RESOURCES, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Expressed in U.S. dollars)

	Years Ended December 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$10,059,450	$(924,718)
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Amortization on capital lease	120,332	135,707
Depreciation and amortization	26,775,620	20,543,425
Unrealized translation difference	563,636	782,660
Deferred tax asset	6,586,985	6,298,218
Stock-based compensation expense	668,000	3,134,080
Shares issued from treasury stock for services	—	—
Changes in assets and liabilities
Accounts receivable	8,195,123	(7,749,127)
Inventories	(938,923)	(259,999)
Prepayment and deposits	40,430	(2,849,670)
Other receivables	—	(85)
Accounts and Other payable and accrued expenses	(820,628)	2,856,504
Amount due to a related Party	778,393	1,852,230
Taxes payable	(288,197)	(534,307)
Prepaid land leases	—	—
Operating lease	(591,156)	26,251
Net cash provided by operating activities	51,149,065	23,311,169

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	(37,560,932)	(30,093,140)
Net cash used in investing activities	(37,560,932)	(30,093,140)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of finance lease obligation	(264,863)	(290,597)
Net cash used in financing activities	(264,863)	(290,597)

EFFECTS OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(864,319)	8,617,293
NET DECREASE IN CASH AND CASH EQUIVALENTS	12,458,951	1,544,725
CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR	95,767,263	94,222,538
CASH AND CASH EQUIVALENTS - END OF YEAR	$108,226,214	$95,767,263

GULF RESOURCES, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
(Expressed in U.S. dollars)

	Years Ended December 31,
	2022	2021
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for:
Paid for taxes	$10,076,097	$13,818,199
Interest on finance lease obligation	$120,322	$136,709
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

About Gulf Resources, Inc.

Gulf Resources, Inc. operates through four wholly-owned subsidiaries, Shouguang City Haoyuan Chemical Company Limited ("SCHC"), Shouguang Yuxin Chemical Industry Co., Limited ("SYCI"), Daying County Haoyuan Chemical Company Limited (“DCHC”) and Shouguang Hengde Salt Industry Co. Ltd. (“SHSI”). The Company believes that it is one of the largest producers of bromine in China. Elemental Bromine is used to manufacture a wide variety of compounds utilized in industry and agriculture. Through SYCI, the Company manufactures chemical products utilized in a variety of applications, including oil and gas field explorations and papermaking chemical agents, and materials for human and animal antibiotics. Through SHSI, the Company manufactures and sell crude salt. DCHC was established to further explore and develop natural gas and brine resources (including bromine and crude salt) in China. For more information, visit www.gulfresourcesinc.com.

Forward-Looking Statements

Certain statements in this news release contain forward-looking information about Gulf Resources and its subsidiaries business and products within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. The actual results may differ materially depending on a number of risk factors including, but not limited to, the general economic and business conditions in the PRC, the risks associated with the COVID-19 pandemic outbreak, future product development and production capabilities, shipments to end customers, market acceptance of new and existing products, additional competition from existing and new competitors for bromine and other oilfield and power production chemicals, changes in technology, the ability to make future bromine asset purchases, and various other factors beyond its control. All forward-looking statements are expressly qualified in their entirety by this Cautionary Statement and the risks factors detailed in the Company's reports filed with the Securities and Exchange Commission. Gulf Resources undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.

CONTACT: Gulf Resources, Inc.

Web: http://www.gulfresourcesinc.com

Director of Investor Relations

Helen Xu (Haiyan Xu)

beishengrong@vip.163.com